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                  EXHIBIT 23 CONSENT OF EXPERTS AND COUNSEL


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                                                PRICEWATERHOUSECOOPERS LLP
                                                1301 Avenue of the Americas
                                                New York, NY  10019-6013
                                                Telephone  (212) 259-1000
                                                Facsimile  (212) 259-1301


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus Supplement of Structured Asset Securities Corporation relating to First Nationwide Trust 1999-1 Mortgage Pass-Through Certificates, Series 1999-1, of our report dated February 2, 1998, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                                /s/ PricewaterhouseCoopers LLP

                                                PricewaterhouseCoopers LLP

February 18, 1999